BY-LAWS

                        FIRST INVESTORS LIFE SERIES FUND

                                    ARTICLE I

                           Officers and Their Election

SECTION 1. Officers. The officers of the Trust shall be a President, a Treasurer, a Secretary, one or more Vice Presidents and such other officers as the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust.

SECTION 2. Election of Officers. The Treasurer and Secretary shall be chosen annually by the Trustees. The President shall be chosen annually by and from the Trustees.

     Two or more offices may be held by a single person except the offices of President and Secretary. The officers shall hold office until their successors are chosen and qualified.

SECTION 3. Resignations and Removals. Any officer of the Trust may resign by filing a written resignation with the President or with the Trustees or with the Secretary, which shall take effect on being so filed at such time as may be therein specified. The Trustees may at any meeting remove any officer.

                                   ARTICLE II

                   Powers and Duties of Officers and Trustees

SECTION 1. Trustees. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out the responsibility, so far as such powers are not inconsistent with applicable law, the Declaration of Trust, or with these By-Laws.

SECTION 2. Executive and Other Committees. The Trustees may elect from their own number an executive committee to consist of not less than three nor more than five members which shall have the power and duty to conduct the current and ordinary business of the Trust, including the purchase and sale of securities, while the Trustees are not in session, and such other powers and duties as the Trustees may from time to time delegate to such committee. The Trustees may also elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon the same to be determined by vote of the Trustees.


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SECTION 3. Chairman of the Trustees. The Trustees may, but need not appoint from among their number a Chairman. He shall perform any such duties as the Trustees may from time to time designate.

SECTION 4. President. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business and policies of the Trust. When present, he shall preside at all meetings of the shareholders and the Trustees, and he may, subject to the approval of the Trustees, appoint a Trustee to preside at such meetings in his absence. The President shall perform such duties additional to all of the foregoing as the Trustees may from time to time designate.

SECTION 5. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Trustees shall employ as Custodian in accordance with Article IX of the Declaration of Trust. He shall have the custody of the seal of the Trust. He shall make annual reports in writing of the business conditions of the Trust, which reports shall be preserved upon its records, and he shall furnish such other reports regarding the business and conditions as the Trustees may from time to time require. The Treasurer shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

SECTION 6. Secretary. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the shareholders at their respective meetings.

     The Secretary shall perform such duties additional to the foregoing as the Trustees may from time to time designate.

SECTION 7. Vice President. Each Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.

SECTION 8. Assistant Treasurer. The Assistant Treasurer of the Trust shall perform such duties as the Trustees may from time to time designate.

                                   ARTICLE III

                             Shareholders' Meetings

SECTION 1. Special Meetings. A special meeting of the shareholders shall be called by the Secretary whenever ordered by the Trustees or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote. If the Secretary, when so ordered or requested, refuses or


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neglects  for more than two days to call such special  meeting,  the Trustees or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

SECTION 2. Notices. Except as above provided, notices of any special meeting of the shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the shareholder.

SECTION 3. Place of Meeting. All special meetings of the shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

                                   ARTICLE IV

                               Trustees' Meetings

SECTION 1. Special Meetings. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the President, the Treasurer, or such two Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

SECTION 2. Regular Meeting. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

SECTION 3. Quorum. A majority of the Trustees shall constitute a quorum for the transaction of business.

SECTION 4. Notice. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by sending to him at least 24 hours before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting.


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SECTION 5. Place of Meeting.  All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

SECTION 6. Special Action. When all the Trustees shall be present at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 7. Action by Consent. Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees meetings, or by telephone consent provided a quorum of Trustees participate in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

                                    ARTICLE V

                          Shares of Beneficial Interest

SECTION 1. Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Shares without par value, each of which shall represent an equal proportionate interest in the class or series with each other Share of the class or series outstanding, none having priority or preference over another.

SECTION 2. Transfer of Stock. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 3. Equitable Interest Not Recognized. The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

                                   ARTICLE VI

                               Inspection of Books

     The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any


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account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

                                  ARTICLE VII

                                    Custodian

SECTION 1. Contract with Custodian. The Custodian employed by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

     (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian.

     (b) The Custodian will receive and receipt for any moneys due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian and the Trustees may approve. The Custodian shall have the sole power to draw upon any such account.

     (c) The Custodian shall release and deliver securities owned by the Trust in the following cases only:

          (1) Upon the sale of such securities for the account of the Trust and receipt of payment therefore;

          (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian;

          (3) To the issuer thereof or its agent for transfer into the name of the Trust, the Custodian or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian;

          (4) To the broker selling the same for examination, in accord with the "street delivery" custom;

          (5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions of any deposit agreement; provided that, in any such


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               case, the new securities and cash, if any, are to be delivered to the Custodian;

          (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (7) To any pledge by way of pledge or hypothecation to secure any loan, but openly within the limits permitted to the Trust by
               Article V, Section 1(p) of the Declaration of Trust.

          (8) For deposit in a system for the central handling of securities in accordance with the provisions of Article IX, Section 2 of the Declaration of Trust.

     (d) The Custodian shall pay out monies of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian, or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in (c), or for the repurchase of shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these By-laws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian in advance of receipt of the securities purchased, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

     (e) The Custodian shall make deliveries of securities and payments of cash only upon written instructions signed or initialled by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

SECTION 2. Other Provision. The contract between the Trust and the Custodian may contain any such other provisions not inconsistent with the provisions of
Article IX of the Declaration of Trust or with these By-Laws as the Trustees may approve.

SECTION 3. Termination of Contract with Custodian. Upon termination of the contract or inability of the Custodian to continue to serve, the Custodian shall, upon written notice of appointment of another bank or trust company as


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custodian,  deliver and pay over to such successor  custodian all securities and moneys held by it for account of the Trust. In such case, the Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

SECTION 4. Aggregate Capital Requirement. Such contract may also provide that, pending appointment of a successor custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in New York, New York, of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

SECTION 5. Sub-custodians. Any sub-custodian employed by the Custodian pursuant to authorization to do so granted by the Trust pursuant to Article IX of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a sub-custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.

                                  ARTICLE VIII

                                      Seal

     The seal of the Trust shall be circular in form bearing the inscription:

                    "FIRST INVESTORS LIFE SERIES FUND - 1985"


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                                   ARTICLE IX

                                   Fiscal Year

     The fiscal year of the Trust shall be the calendar year. However, the Trustees may adopt such other fiscal year as they may approve pursuant to these By-laws.

                                    ARTICLE X

                           Limitations on Investments

SECTION 1. The Trust shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than 10% of any class of the outstanding securities of such issuer to be held by the Trust, nor will it acquire more than 10% of the outstanding voting securities of any one issuer. This limitation shall not apply to securities issued or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof. All debt obligations of an issuer maturing in less than one year shall be treated as a single class of securities.

SECTION 2. The Trust shall not purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the total assets of the Trust to be invested in securities of companies which have a record of less than three years' continuous operation, including in such three years the operation of any predecessor company or companies, partnership or individual enterprise if the company whose securities are to be purchased by the Trust had come into existence as a result of a merger, consolidation, reorganization or the purchase of substantially all of the assets of such predecessor company or companies, partnership or individual enterprise.

SECTION 3. The Trust shall neither purchase for nor retain in its portfolio securities issued by an issuer any of whose officers, directors or security-holders is an officer or director, or Trustee of the Trust or of its investment adviser if or so long as the officers, directors and Trustees of the Trust and of its investment adviser, together, own beneficially more than 5% of any class of the securities of such issuer.

                                   ARTICLE XI

                                   Amendments

     These By-laws may be amended at any meeting of the Trustees of the Trust by a majority vote; provided, however, that any amendment which changes or affects the provisions of Article VII, Article X, or Article XII (other than changes which add further provisions not inconsistent with the terms thereof) shall be


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approved by vote of a majority of the  outstanding  shares of the Trust entitled to vote.

                                   ARTICLE XII

                            Underwriting Arrangements

     Any contract  entered into for the sale of shares of the Trust  pursuant to
Article VII, Section 2 of the Declaration of Trust shall require the other party thereto (hereinafter called the "underwriter") whether acting as principal or as agent to use all reasonable efforts, consistent with the other business of the underwriter, to secure purchasers for the shares of the Trust. Such contract shall require the underwriter to bear all expenses (a) of printing and distributing any Prospectus or reports prepared for its use in connection with the offering of the shares of the Trust for sale to the public, other than the expenses of preparing, setting up in type, printing and distributing (i)
Prospectuses used in connection with the registration and qualification of shares under the Securities Act of 1933 or various state laws, (ii) any report or other communication to shareholders of the Trust in their capacity as such and (iii) Prospectuses sent to existing shareholders, (b) of any other literature used by it in connection with such offering, and (c) advertising in connection with such offering.

                                  ARTICLE XIII

                             Reports to Shareholders

     The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.


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